Exhibit 10.9

AMENDMENT TO THE

BROADCOM CORPORATION

2012 STOCK INCENTIVE PLAN

April 4, 2018

This Amendment (this “Amendment”) to the Broadcom Corporation 2012 Stock Incentive Plan, as amended (as amended, the “Plan”) is effective as of the date first set forth above, such amendment being approved by the Board of Directors of Broadcom Inc., a Delaware corporation (the “Company”), pursuant to Article Five, Section IV.A of the Plan. The Plan is hereby amended as follows:

1.	All references to the “Corporation,” “Broadcom Limited” or “Broadcom Limited (Registration No. 201505572G), a limited company incorporated under the Republic of Singapore” in the Plan shall refer to the Company. The following will replace Section F of the Appendix to the Plan in its entirety:

“F. Corporation shall mean Broadcom Inc., a Delaware corporation.”

2.	All references to “ordinary shares” or other similar terms in the Plan shall refer to shares of the common stock of the Corporation.

3.	The following will replace Section E of the Appendix to the Plan in its entirety:

“E. Shares shall mean shares of the Corporation’s common stock, par value $0.001 per share.”

4.	Except as provided in this Amendment, the Plan shall remain in full force and effect.

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